Newman & Morrison LLP 44 Wall Street New York, NY 10005 Tel: (212) 248-1001 Fax: (212) 232-0386 www.newmanmorrison.com

October 18, 2012

Immudyne, Inc.

50 Spring Meadow Rd.

Mount Kisco, NY 10549

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Immudyne, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, as may be subsequently amended, relates to the registration of 1,828,212 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to be sold by the selling shareholders listed in the Prospectus (as defined below).

This opinion letter is being delivered at your request in accordance with the requirements of Paragraph 29 of Schedule A to the Securities Act and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Shares;
(ii)	the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter (the “Prospectus”);
(iii)	the Company’s Certificate of Incorporation, as amended, in effect as of the date of this opinion letter, as certified by the President of the Company (the “Charter”);
(iv)	the Company’s Bylaws in effect as of the date of this opinion letter, as certified by the President of the Company (the “Bylaws”); and
(v)	the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Shares, and matters in connection therewith.

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts on which we have so relied.

Immudyne, Inc.

October 18, 2012

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority. The opinions set forth below are rendered as of the date of this opinion letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based upon and subject to the foregoing it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm’s name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Newman & Morrison LLP